Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

February 2, 2021

Gaming & Hospitality Acquisition Corp.

3755 Breakthrough Way #300

Las Vegas, Nevada 89135

Re:	Gaming & Hospitality Acquisition Corp.

Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-252182, filed by Gaming & Hospitality Acquisition Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment Nos. 1 and 2 filed with the SEC on January 29 and the date hereof, respectively (as so amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 17,500,000 units of the Company (including an aggregate of up to 2,500,000 units that may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase such units to cover overallotments under the Underwriting Agreement (as defined below) (the “Units”), each Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), and one-third of one redeemable warrant (the “Redeemable Warrants”). The Units are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which is being filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the form of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Units contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iii) the form of the Amended and Restated Bylaws (the “Bylaws”) of the Company to be effective prior to the closing of the sale of the Units contemplated by the Registration Statement, filed as Exhibit 3.3 to the Registration Statement; (iv) the form of the Underwriting Agreement; (v) the specimen Unit certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the specimen Class A common stock certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the specimen Redeemable Warrant certificate that is filed as Exhibit 4.3 to the Registration Statement; (viii) the form of Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Gaming & Hospitality Acquisition Corp.

February 2, 2021

“Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement; and (ix) the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the adoption and the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, the adoption of the Bylaws, the authorization to enter into the Warrant Agreement and the issuance of the Units by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

We have also assumed that (i) the Certificate of Incorporation in the form filed as an exhibit to the Registration Statement will be approved by all requisite action of the stockholders of the Company and will be duly filed with the Secretary of State of the State of Delaware prior to the sale of the Units, (ii) each of the Underwriting Agreement, the Bylaws and the Warrant Agreement will be substantially in the form filed as an exhibit to the Registration Statement and (iii) the Units, the Redeemable Warrants and the Warrant Agreement will be governed by the laws of the State of New York.

Based on the foregoing, we are of the opinion that:

1. The Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Units (and the Class A Shares and the Redeemable Warrants comprising the Units) as contemplated by the Registration Statement; and (iii) the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof and have been issued by the Company against payment of the agreed consideration therefor in accordance with the terms of the Underwriting Agreement as executed and delivered by the parties thereto.

2. The Class A Shares included in the Units will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; and (ii) the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof and have been issued by the Company against payment of the agreed consideration therefor in accordance with the terms of the Underwriting Agreement as executed and delivered by the parties thereto.

Gaming & Hospitality Acquisition Corp.

February 2, 2021

3. The Redeemable Warrants included in the Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Warrant Agreement shall have been duly authorized, executed and delivered by the Warrant Agent and duly executed and delivered by the Company; and (iii) the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof and have been issued by the Company against payment of the agreed consideration therefor in accordance with the terms of the Underwriting Agreement as executed and delivered by the parties thereto.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/Sidley Austin LLP